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                                                                     Exhibit 5.2

    [LETTERHEAD OF KATHLEEN E. SHANNON, VICE PRESIDENT AND ASSOCIATE GENERAL
                 COUNSEL OF AMERICAN INTERNATIONAL GROUP, INC.]

                                                                  March 10, 1999

American International Group, Inc.
70 Pine Street
New York, New York 10270

Ladies and Gentlemen:

                        In connection with the registration under the Securities Act of 1933 (the "Act") of $200,000,000 aggregate amount of deferred compensation obligations (the "Obligations") of SAI Deferred Compensation Holdings, Inc., a Delaware corporation (the "Company"), and the related guarantee (the "Guarantee") of American International Group, Inc. (the "Guarantor"), I, as Vice President and Associate General Counsel of the Guarantor, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

                        Upon the basis of such examination, I advise you that, in my opinion, when the Registration Statement has become effective under the Act, the Amended and Restated Registered Representatives' Deferred Compensation Plan, substantially in the form filed as an exhibit to the Registration Statement (the "Plan"), is duly authorized and approved by the Company, the Obligations are issued in accordance with the Plan and the Guarantee is issued by the Guarantor as contemplated by the Registration Statement, the Guarantee will constitute a valid and legally binding obligation of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                        The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                        I have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantor and other sources believed by me to be responsible.

                        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of the Securities" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                  Very truly yours,

                                                 /S/ Kathleen E. Shannon
                                                 ------------------------
                                                  Kathleen E. Shannon